                                 EMPLOYMENT AGREEMENT

     This Agreement is made as of the 1st day of October, 1998 between AMX Corporation, a Texas corporation, with offices at 11995 Forestgate Drive, Dallas, Texas 75243 (the "Company"), and Tom Hite, an individual residing at 8 Mountain Wood Lane, Sandy, Utah 84092 (the "Employee").

                                       RECITALS

     The Employee has served in an executive capacity for the Company and the Company desires to continue to employ the Employee and the Employee desires to provide such services upon the terms and conditions hereinafter set forth.

                                    WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as its Vice President - Engineering and as President and Chief Executive Officer of its subsidiary, PHAST Corporation, a Delaware corporation ("PHAST"), and the Employee accepts such employment for the term of employment specified in Section 3 below (the "Employment Term") and agrees to serve in such other or additional offices or positions as the Company may request. During the Employment Term, the Employee shall have the duties, responsibilities and authority which normally attend the office(s) held by him of a corporation similar in size and character to the Company and the duties, responsibilities and authority which normally attend the office(s) of PHAST held by him. In this connection, the Employee shall be responsible for ensuring that the policies stipulated by the Board of Directors are implemented and agrees to undertake such travel or relocation as the Company may reasonably request. During the term of this Agreement, the positions or duties required at PHAST and location to provide services may change and/or may be combined with Employee's position at the Company.

     2. PERFORMANCE. The Employee agrees to devote his best efforts and substantially all of his business time to the performance of his duties hereunder during the Employment Term; provided, however, that the Employee shall be entitled to pursue other business interests outside of normal business hours so long as the pursuit of such interests does not unreasonably interfere with the performance by the Employee of his responsibilities hereunder or violate any of the other provisions of this Agreement.

     3. EMPLOYMENT TERM. The Employment Term shall begin on the date of this Agreement and continue until the third anniversary of such date.

     4.   COMPENSATION.

          (a) SALARY. During the Employment Term, the Company shall pay the Employee an annual base salary, payable in accordance with normal payroll practice, subject to withholding and other applicable taxes, at the annualized rate of $150,000 per year. The Employee's salary shall be subject to review on an annual basis by the Compensation Committee of the Board of Directors of the Company; provided, however, that in no event shall the Employee's base salary be decreased.

          (b) DISCRETIONARY BONUS. The Employee shall be eligible to participate in such bonus plan as may be approved from time to time by the Compensation Committee of the Board of Directors of the Company.

          (c) ADDITIONAL BENEFITS. In addition to the other compensation payable to the Employee hereunder, and to the benefits set forth on SCHEDULE 1 attached hereto, during the Employment Term the Company shall provide the Employee with such other benefits as may be approved by the Company's Board of Directors, and will also permit the Employee to participate in any and all group life insurance plans and medical and dental health benefit plans and the like and all other incentive plans maintained by or on behalf of the Company.

     5. EXPENSES. The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder.

     6. AGREEMENT NOT TO COMPETE. The Employee agrees that during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, distributor, dealer, representative, stockholder or otherwise, engage or have a financial interest in any business located anywhere in the Restricted Area (as herein defined) which competes with the Company or with any affiliate of the Company (excepting only the ownership of not more than 5.0% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). "Restricted Area" means the entire world. An entity or individual shall be deemed to compete with the Company or one of the Company's affiliates as of a particular time if the entity or individual then manufactures, produces, markets, distributes or sells any product or service which is directly competitive with, or which may be purchased in replacement or substitution of, any product or service which was being manufactured, produced, marketed, distributed, sold or actively developed by the Company or such affiliate during the Employment Term, and which is then still being manufactured, produced, marketed, distributed, sold or actively developed by the Company or such affiliate. A product or service shall be deemed to be under active development by the Company or its affiliate as of a particular date only if the Company or such affiliate has devoted significant resources to the development thereof and intends to market, distribute or sell such product or service within the next 18 months of such date. The "Non-Competition Period" is (a) the period during which the Employee is employed hereunder plus (b) a period of two years thereafter. The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or otherwise contact any of the Company's or its affiliates' customers, distributors, dealers or representatives as shown by the Company's or its affiliates' records, that were customers, distributors, dealers or representatives of the Company or its affiliates at any time during the two years immediately preceding the date of termination of the Employee's employment hereunder if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Company or its affiliates had available for sale to its customers, distributors, dealers, representatives, or prospects during the two years immediately preceding the end of the Non-Competition Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company and its affiliates, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company and its affiliates, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company or its affiliates. For purposes of this Section 6 and Section 7, an affiliate of the Company shall include any person or entity directly or indirectly controlling (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934), or directly or indirectly controlled by, or under direct or indirect common control with the Company and specifically includes PHAST

Corporation, a Delaware corporation, and Access Technology Ltd., a United Kingdom corporation.

     7. SECRET PROCESSES AND CONFIDENTIAL INFORMATION. For the Employment Term and thereafter, (a) the Employee will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company or its affiliates or as required by law, any confidential knowledge or information with respect to the operation or finances of the Company or its affiliates or with respect to confidential or secret processes, techniques, machinery, customers, plans and products manufactured or sold by the Company or its affiliates (collectively, "Confidential Information") and (b) the Employee will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company or its affiliates; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company or its affiliates, are hereby assigned to the Company and shall become and be the sole property of the Company unless released in writing by the Company. Notwithstanding the foregoing, if the Employee is required to disclose or divulge Confidential Information pursuant to any subpoena or other judicial process he will promptly so notify the Company, and if so requested by the Company or its affiliates, will assist the Company or its affiliates in seeking a protective order with respect thereto. If the Company cannot or chooses not to obtain such a protective order, the Employee will divulge only such Confidential Information as he is advised by his counsel is required to be disclosed, and will use his best efforts to ensure that the balance of such Confidential Information will be kept confidential.

     8.   TERMINATION.

          (a) TERMINATION AT END OF TERM. Unless affirmatively extended by written agreement of the Company and the Employee, the employment of the Employee hereunder shall terminate at the end of the Employment Term.

          (b) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Employee's employment hereunder by written notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

          (i) the commission by the Employee of any deliberate and premeditated act that materially and adversely affects the business, financial condition or results of operations of the Company;

          (ii) Employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available);

          (iii)  the conviction by the Employee of a felony;

          (iv) the willful failure or refusal of the Employee to perform his duties hereunder, which failure or refusal continues for 45 days after written notice thereof from the Company to the Employee; or

          (v) the breach by the Employee of any terms of this Agreement, which breach continues for 45 days subsequent to written notice from the Company to the Employee of the breach.

          (c) TERMINATION BY COMPANY FOR DEATH OR DISABILITY. The Company shall have the right at any time to terminate the Employee's employment hereunder by 30 days written notice upon the Employee's inability to perform his duties hereunder by reason of any mental, physical or other disability which has existed for a period of at least six consecutive months (for purposes hereof, "disability" has the same meaning, as is defined for such term in the Company's disability policy), as determined by an independent physician. The Employee's employment hereunder shall also terminate upon the death of the Employee.

          (d) TERMINATION BY COMPANY WITHOUT CAUSE. The Company shall have the right at any time, upon vote of a majority of the Board of Directors, by 30 days written notice to Employee to terminate the Employee's employment for any other reason without Cause.

          (e) TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee shall have the right, upon written notice to the Company, at any time to terminate his employment hereunder if any one or more of the following events shall have occurred, which event shall have remained unremedied by the Company for a period of 30 days following written notice thereof from the Employee, specifying in reasonable detail the alleged event (any such termination being referred to herein as a termination for "Good Reason"):

          (i) the Company shall substantially diminish the responsibilities of the Employee (other than in connection with the Employee's unavailability by reason of disability or otherwise); or

          (ii) the Company shall materially breach any of its obligations under this Agreement.

     9.   EFFECT OF TERMINATION OF EMPLOYMENT.

          (a) WITH CAUSE OR VOLUNTARY TERMINATION. If the Employee's employment is terminated with Cause or if the Employee voluntarily terminates his employment (other than for Good Reason), all benefits shall cease at the time of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans, at his own expense, to the extent required by law.

          (b) DEATH OR DISABILITY. If the Employee's employment is terminated by the death or disability of the Employee (pursuant to Section 8(c)), the Employee's compensation provided in Section 4 shall be paid to the Employee or, in the event of the death of the Employee, the Employee's estate, as follows:

          (i) the Employee's base salary specified in Section 4(a) shall continue to be paid in monthly installments for twelve months following such termination; and

          (ii) the Employee's additional benefits specified in Section 4(c) shall terminate at the time of such termination; provided, however, that in the event of disability the Employee shall be entitled to continue receiving such benefits so long as he receives salary from the Company.

          (c) WITHOUT CAUSE OR FOR GOOD REASON. If the Employee's employment is terminated by the Company without Cause (pursuant to Section 8(d)), or the Employee terminates his employment for Good Reason (pursuant to Section 8(e)), then the Employee shall be entitled to the following benefits in complete discharge of the Company's obligations hereunder:

          (i) the Employee's salary specified in Section 4(a) shall continue to be paid in monthly installments for twelve months; and

          (ii) the Employee's additional benefits specified in Section 4(c) shall terminate at the time of such termination; provided, however, that the Employee shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for twelve months following the date of such termination.

     10. INSURANCE. The Company may purchase insurance on the life of the Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it. Notwithstanding the foregoing, if at the time of termination for any reason (other than death), the Company is maintaining a life insurance policy on the Employee which has a cash surrender value, then to the extent permitted under such policy the Employee may purchase such policy from the Company by paying to the Company the cash surrender value thereof.

     11. NOTICE. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth above or to such other addresses as the parties may hereafter give notice provided herein.

     12. QUALIFYING SHARES. From time to time the Employee may be asked to be the record holder of one or more shares of one or more subsidiaries of the Company for the purpose of satisfying various regulatory requirements. The Employee acknowledges that he shall have no beneficial interest in such shares and agrees that upon request of the Company he will transfer such shares to the Company for $1.

     13.  GENERAL.

          (a) PRIOR AGREEMENTS. This Agreement supersedes and replaces all prior agreements between the Company and the Employee, written or oral, relating to the terms of the Employee's employment by the Company; provided, however, the Employee Non-Disclosure Agreement executed by Employee as of March 10, 1997 shall continue in full force and effect.

          (b) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of Texas.

          (c) ASSIGNABILITY. The Employee may not assign his interest in or delegate his duties under this Agreement. The covenants and obligations of the Employee hereunder shall redound to the benefit of the Company's successors and assigns.

          (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

          (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) DURATION. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

                       [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                   AMX CORPORATION

Attest:

                                    By: /s/ J. Otis Winters
--------------------------             ----------------------------------------
        Secretary                      Name:  J. Otis Winters
                                             ----------------------------------
                                       Title: Chairman, Compensation Committee
                                             ----------------------------------


Witness:                           EMPLOYEE

                                   /s/ Tom Hite
--------------------------         -------------------------------------------
                                   Tom Hite

                                      SCHEDULE 1

                             SPECIFIC EMPLOYMENT BENEFITS

(a)  Four weeks of paid vacation a year, which may not be accrued;

(b) Reimbursement for life insurance premiums of approximately $1,200 per year.